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                                                                    EXHIBIT 10.8

                        PHYSICIANS SALES & SERVICE, INC.
                              AMENDED AND RESTATED
                             DIRECTORS' STOCK PLAN

                                   I. GENERAL

1.1 PURPOSE OF THE PLAN

     The purpose of the Physician Sales & Service, Inc. Directors' Stock Plan (the "Plan") is to enable Physician Sales & Service, Inc. (the "Company") to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company's common stock (the "Common Stock").

1.2 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee or its successor (the "Committee") of the Company's Board of Directors (the "Board") which shall have full and final authority in its discretion to interpret, administer and amend the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall consist of at least two persons and shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company.

1.3 ELIGIBLE PARTICIPANTS

     Each member of the Board who is not a full-time employee of the Company or any of its subsidiaries shall be a participant (a "Participant") in the Plan.

1.4 GRANTS UNDER THE PLAN

     Grants under the Plan shall be in the form of stock options as described in
Section II (an "Option" or "Options") and subject to restrictions described in
Section III ("Restricted Stock").

1.5 SHARES

     The aggregate number of shares of Common Stock, including but not limited to shares reserved for issuance pursuant to the exercise of Options, which may be granted or issued under the terms of the Plan, may not exceed 200,000 shares and hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

     Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.


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1.6 DEFINITIONS

     The following definitions shall apply to the Plan:

          (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before termination of his or her service on the Board if such total disability continues for more than three (3) months.

          (b) "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

          (c) "Retirement" shall have the meaning provided in the Company's retirement policy applicable to directors of the Company.

                                  II. OPTIONS

2.1 TERMS AND CONDITIONS OF OPTIONS

     Each Participant shall receive an annual grant of an Option to Purchase 1,500 shares of Common Stock on the date of each annual meeting of shareholders of the Company at which directors are elected (an "Annual Meeting Date") during the period such director serves on the Board.

2.2 NONQUALIFIED STOCK OPTIONS

     The terms of the Options shall, at the time of grant, provide that the Options will not be treated as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.3 OPTION PRICE

     The option price per share shall be the Fair Market Value of the Common Stock on the date the Option is granted.

2.4 TERM AND EXERCISE OF OPTIONS

     (a) The term of an Option shall not exceed ten (10) years from the date of grant. Except as provided in this Section 2.4, after a Participant ceases to serve as a director of the Company for any reason, including, without limitation, Retirement, or any other voluntary or involuntary termination of a Participant's service as a director (a "Termination"), the unexercisable portion of an Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes, after three (3) months have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death or Disability, any outstanding Options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such death or Disability; provided, however, that in no event shall the period extend beyond the expiration of the option term.

     (b) Options shall become exercisable in whole or in part after one (1) year has elapsed from the date of grant. In no event, however, shall an Option be exercised after the expiration of ten (10) years from the date of grant.

     (c) A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Option. If no designation is made before the death of

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the Participant, the Participant's Option may be exercised by the personal representative of the Participant's estate, or by a person who acquired the right to exercise such Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

2.5 NOTICE OF EXERCISE

     When exercisable pursuant to the terms of the Plan and the governing stock option agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) accompanied by a check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised, (c) including a Tax Election, if applicable, in accordance with Section 4.7, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe. No Option may be exercised after the expiration of the term specified in Section 2.4 hereof.

2.6 LIMITATION OF EXERCISE PERIODS

     The Committee may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

2.7 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then the Option shall immediately become exercisable on the date such Change in Control occurred.

                             III. RESTRICTED STOCK

3.1 TERMS AND CONDITIONS

     Each Participant shall receive an annual grant of 1,500 shares of Common Stock subject to the restrictions set forth in Section 3.2 ("Restricted Stock") on the Annual Meeting Date at which the shareholders elect such Participant to serve as a director; provided however, that (a) as of the date of their election, Participants elected to serve as a Class II or Class III director in 1994 shall receive a grant of 500 and 1,000 shares, respectively, and (b) as of the date of their election, Participants who are elected to fill a vacancy for a term less than three (3) years shall receive a grant of 500 shares per year for each full year of the term to which such Participant is elected. Restricted Stock, with such restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and such certificates shall be deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period set forth in Section 3.3.

3.2 RESTRICTIONS

     Until the lapse of the restriction period set forth in Section 3.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such restricted stock to provide appropriate notice of such restrictions.

3.3 PERIOD OF RESTRICTION

     Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon the expiration of the director's term in office as specified in accordance with Article VIII of the Company's Amended and Restated Articles of Incorporation.


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3.4 TERMINATION OF SERVICE AS A DIRECTOR

     If a Participant ceases to serve as a director of the Company prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Disability or Retirement, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of death, Disability or Retirement. If a Participant ceases to serve as a director of the Company prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5 RIGHTS AS SHAREHOLDER

     Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then all restrictions on the Restricted Stock shall lapse on the date such Change in Control occurred.

3.7 SECTION 83(B) ELECTION

     Participants shall not be permitted to make an election under Section 83(b) of the Code with respect to shares of Restricted Stock granted under the Plan.

                             IV. GENERAL PROVISIONS

4.1 GENERAL RESTRICTIONS

     Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.2 ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, Option price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

4.3 AMENDMENTS

     Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respects as the Board may deem advisable, unless shareholder or regulatory approval is required by law or regulation, and subject to any conditions established by the terms of such amendment; provided however, that the Plan may not be amended more than once every six (6) months

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other than to comport with changes in the Code, the Employee Retirement Income
Security Act or the rules thereunder.

4.4 MODIFICATION, SUBSTITUTION OR CANCELLATION OF GRANTS

     No rights or obligations under any outstanding Option may be altered or impaired without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof.

4.5 SHARES SUBJECT TO THE PLAN

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

4.6 RIGHTS OF A SHAREHOLDER

     Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

4.7 WITHHOLDING

     The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an Option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under
Section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving an Option or a grant of Restricted Stock, (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; (ii) in the case of the exercise of an Option (A) the Participant makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or
(iii) in the case of a Taxable Event relating to the payment of an award, (A) the Participant makes the Tax Election at least six (6) months after the date of grant and (B) the Tax Election is made (1) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs or (2) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 4.7 as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.


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4.8 NONASSIGNABILITY

     Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant or pursuant to a QDRO.

4.9 NONUNIFORM DETERMINATIONS

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.10 EFFECTIVE DATE; DURATION

     The Plan shall become effective as of the date the Company becomes admitted to trading on the NASDAQ, subject to approval by the shareholders. No grant may be given under the Plan after May 31, 2000, but grants theretofore granted may extend beyond such date.

4.11 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Options shall become fully exercisable and all restrictions on the Restricted Stock shall lapse as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

          (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who was the beneficial owner of 25% or more of the Common Stock as of the effective date of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

          (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (c) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock),
     (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company; or

          (d) if the Board of Directors or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

4.12 GOVERNING LAW

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

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